EXHIBIT 99.1

55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
(973) 942-1111 Fax (973) 942-9816
www.greatercommunity.com

Greater Community Bancorp Reports 2005 EPS of $1.11

TOTOWA, NJ--January 18, 2006--Greater Community Bancorp (Nasdaq: GFLS) today announced 2005 net income of $8.9 million, compared with $7.8 million reported for 2004. Diluted earnings per share were $1.11 for the year, compared with $1.00 reported for the prior year. For the fourth quarter of 2005, net income was $2.2 million, equal to that reported for the prior-year quarter. Fourth quarter 2005 diluted earnings per share were $0.27, compared with $0.28 for the prior-year quarter. The fourth quarter and full year 2005 results included $0.02 per share of incremental charges related to the previously announced internal mergers of two of the Company’s banking subsidiaries as of December 31, 2005.

Anthony M. Bruno, Jr., Chairman and CEO of Greater Community Bancorp, commented, "We are pleased with Greater Community’s operating performance this past year. Significant improvements to the management team and to policies, processes, and business strategy deployment are reflected in the 2005 results. Steps that were taken in 2005 included the mergers of Bergen Commercial Bank and Rock Community Bank with and into Greater Community Bank and the introduction of several new services, including personal income tax preparation, title insurance and a broad array of insurance products. These important steps will provide the Company with opportunities for continued growth and enhanced shareholder value.”

Total revenue, consisting of net interest income and non-interest income, was $38.3 million for 2005, an increase of 12.2% over 2004. Net interest income improved 16.1% to $32.1 million, reflecting growth of 15.4% in average loans and leases. Non-interest income for 2005 was $6.2 million, compared with $6.5 million for 2004. The reduction in non-interest income was primarily attributable to a $511,000, or 45.6%, decline in gains from the sale of investment securities coupled with an increase of $155,000 in loan fee income. Excluding securities gains, non-interest income rose $243,000 or 4.5%. Non-interest expense totaled $24.1 million for 2005, reflecting an increase of $2.9 million, or 13.4%, from a year ago. Increases in compensation costs, and merger and conversion charges related to the internal merger of two banking subsidiaries, contributed to much of the increase.

At December 31, 2005, total assets were $925.7 million, an increase of 12.2% over 2004. Average assets grew $77.4 million, or 9.8%, to $871.0 million. In 2005, total deposits increased $132.1 million or 21.9% over 2004, and average deposits increased $70.4 million, or 11.6%.

Mr. Bruno also noted, "Asset quality remains sound. We continue to maintain a relatively low level of non-performing assets, which were 0.22% of total assets at December 31, 2005. The allowance for loan and lease losses was 1.41% of period-end loans and leases, and net charge-offs for 2005 were $338,000 or 0.05% of average loans and leases.”

Shareholders' equity totaled $64.5 million at December 31, 2005, increasing 10.1% from the prior year-end, primarily due to net earnings and the issuance of common stock pursuant to stock option exercises. Common shares outstanding at year-end were 7,988,182. Cash dividends paid during the year were $0.51 per share.

About the Company

Greater Community Bancorp is a financial holding company headquartered in Totowa, New Jersey. The Company operates fifteen full-service branches in the northern New Jersey counties of Bergen, Passaic and Morris through its state-chartered commercial bank subsidiary, Greater Community Bank. Greater Community Bank provides traditional commercial and retail banking services to small businesses and consumers, and operates an equipment leasing and financing subsidiary, Highland Capital Corp. Greater Community Financial, a division of Greater Community Bank, provides a wide range of investment products and services exclusively through Raymond James Financial Services, Inc., member NASD/SIPC. (Securities are not FDIC insured or bank- guaranteed, and are subject to risk and may lose value). The Company offers traditional insurance products through its Greater Community Insurance Services, LLC subsidiary, and also offers title insurance and settlement services through its Greater Community Title, LLC subsidiary and personal income tax return preparation services through its Greater Community Tax Services, LLC subsidiary.

Forward-Looking Statements

This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, change in economic climate, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company's business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

CONTACT at Greater Community Bancorp:
Anthony M. Bruno, Jr.
973-942-1111 x 1001
anthony.bruno@greatercommunity.com

SOURCE: Greater Community Bancorp

Greater Community Bancorp
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
(dollars in thousands, except per share data)	2005	2005	2005	2005	2004

EARNINGS
Net interest income	$8,410	$8,324	$7,879	$7,479	$7,083
Provision for loan and lease losses	371	260	229	211	207
Non-interest income	1,399	1,379	1,658	1,786	1,469
Non-interest expense	6,163	6,053	6,039	5,854	4,690
Net income	2,212	2,268	2,211	2,163	2,156

PER SHARE DATA
Earnings per share - basic[1]	$0.28	$0.29	$0.28	$0.28	$0.28
Earnings per share - diluted[1]	0.27	0.28	0.28	0.27	0.28
Book value per share[1]	8.08	7.89	7.80	7.59	7.55
Cash dividends per share	0.13	0.13	0.13	0.12	0.12

PERFORMANCE RATIOS
Return on average assets	0.98%	1.01%	1.02%	1.06%	1.05%
Return on average equity	13.78%	14.54%	14.66%	14.77%	15.05%
Net interest margin (tax equivalent basis)	4.08%	4.06%	3.96%	4.00%	3.79%
Efficiency ratio	62.64%	62.38%	64.68%	66.33%	59.87%

MARKET DATA
Market value per share - period end[1]	$14.90	$14.60	$15.99	$16.00	$16.42
Market value/ book value	1.84	1.85	2.05	2.06	2.13
Cash dividend yield¹	3.46%	3.53%	3.26%	3.04%	2.91%
Common stock dividend payout ratio	48.15%	46.43%	46.43%	44.44%	42.85%
Period-end common shares outstanding (000)[1]	7,988	7,945	7,871	7,801	7,760
Common stock market capitalization (Millions)[1]	$119.02	$116.00	$125.85	$124.80	$127.40

CAPITAL & LIQUIDITY
Equity/ assets	6.97%	6.83%	6.78%	6.95%	7.10%
Average loans and leases/ average deposits	94.89%	93.46%	92.45%	97.56%	95.99%

ASSET QUALITY
Net loan and lease charge-offs	$38	$65	$212	$23	$23
Net loan and lease charge-offs/ average loans and leases	0.01%	0.01%	0.03%	0.00%	0.00%
Nonperforming assets	$2,062	$2,961	$2,316	$2,650	$3,565
Nonperforming assets/ total assets	0.22%	0.32%	0.26%	0.29%	0.43%
Allowance for loan and lease losses/ total loans & leases	1.41%	1.42%	1.43%	1.45%	1.46%

END OF PERIOD BALANCES
Total loans and leases, net of unearned income	$670,391	$657,489	$638,526	$625,493	$611,192
Total assets	925,680	917,764	904,839	852,120	825,363
Total deposits	736,080	723,588	712,880	663,649	603,951
Shareholders' equity	64,541	62,712	61,360	59,191	58,615
Full-time equivalent employees	189	187	190	196	197

AVERAGE BALANCES
Total loans and leases, net of unearned income	$665,721	$651,068	$631,547	$617,872	$595,306
Total earning assets	824,321	820,136	805,134	765,113	750,625
Total assets	893,646	888,609	871,861	828,988	814,065
Total deposits	701,597	696,597	683,133	633,332	620,167
Shareholders' equity	63,694	61,868	60,495	59,375	57,001

¹ Adjusted for stock dividends.

Greater Community Bancorp
Consolidated Balance Sheets
(dollars in thousands, except per share data)
	December 31,
	2005	2004
	(Unaudited)
ASSETS
CASH AND DUE FROM BANKS - Non interest-bearing	$23,577	$22,952
FEDERAL FUNDS SOLD	42,000	9,370
Total cash and cash equivalents	65,577	32,322
DUE FROM BANKS - Interest-bearing	11,600	7,806
INVESTMENT SECURITIES - Available-for-sale	83,977	111,840
INVESTMENT SECURITIES - Held-to-maturity (aggregate fair values of
$49,685 and $20,104 at December 31, 2005 and 2004, respectively)	50,220	20,205
Total investment securities	134,197	132,045
LOANS AND LEASES, net of unearned income	670,391	611,192
Less: Allowance for loan and lease losses	(9,478)	(8,918)
Net loans and leases	660,913	602,274
PREMISES AND EQUIPMENT, net	10,341	10,023
ACCRUED INTEREST RECEIVABLE	3,894	2,835
OTHER REAL ESTATE OWNED	549	849
BANK-OWNED LIFE INSURANCE	15,005	14,503
GOODWILL	11,574	11,574
OTHER ASSETS	12,030	11,132
TOTAL ASSETS	$925,680	$825,363

LIABILITIES AND SHAREHOLDERS' EQUITY
DEPOSITS:
Non interest-bearing	$177,907	$167,850
Interest-bearing checking	259,724	170,343
Savings	85,275	93,844
Time deposits less than $100	150,578	136,144
Time deposits $100 and over	62,596	35,770
Total deposits	736,080	603,951
FHLB ADVANCES	80,000	85,000
FEDERAL FUNDS PURCHASED	-	40,000
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	9,126	5,771
ACCRUED INTEREST PAYABLE	2,420	1,637
OTHER LIABILITIES	8,770	5,646
SUBORDINATED DEBT	24,743	24,743
Total liabilities	861,139	766,748
SHAREHOLDERS' EQUITY:
Common stock, par value $0.50 per share: 20,000,000 shares authorized, 7,988,182 and
7,759,535 shares outstanding at December 31, 2005 and 2004, respectively	3,994	3,785
Additional paid-in capital	53,907	48,538
Retained earnings	6,216	4,475
Accumulated other comprehensive income	424	1,817
Total shareholders' equity	64,541	58,615
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$925,680	$825,363

Greater Community Bancorp
Consolidated Statements of Income
(dollars in thousands, except per share data)

	THREE MONTHS ENDED		YEARS ENDED
	December 31,		December 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
INTEREST INCOME:
Loans and leases	$11,378	$8,951	$42,238	$34,233
Investment securities	1,443	1,367	5,576	5,574
Federal funds sold and deposits with banks	215	93	848	443
Total interest income	13,036	10,411	48,662	40,250

INTEREST EXPENSE:
Deposits	3,022	1,592	9,944	5,942
Short-term borrowings	1,097	1,229	4,599	4,629
Long-term borrowings	507	507	2,028	2,028
Total interest expense	4,626	3,328	16,571	12,599

NET INTEREST INCOME	8,410	7,083	32,091	27,651

PROVISION FOR LOAN AND LEASE LOSSES	371	207	1,071	1,169
Net interest income after provision for loan and lease losses	8,039	6,876	31,020	26,482

NON-INTEREST INCOME:
Service charges on deposit accounts	686	718	2,889	2,862
Commissions and fees	207	167	740	713
Loan fee income	186	188	569	414
Gain (loss) on sale of investment securities	(30)	-	610	1,121
Gain on sale of leases	-	52	-	51
Bank-owned life insurance	122	106	502	477
All other income	228	238	911	851
Total non-interest income	1,399	1,469	6,221	6,489

NON-INTEREST EXPENSE:
Salaries and employee benefits	2,958	2,401	13,112	11,788
Occupancy and equipment	957	933	3,784	3,567
Regulatory, professional and other fees	578	602	2,299	2,129
Computer services	147	147	625	577
Office expenses	209	188	1,122	1,082
Merger and conversion charges	297	-	297	-
Loss on debt retirement	161	-	161	-
Other operating expenses	856	419	2,708	2,108
Total non-interest expense	6,163	4,690	24,108	21,251

INCOME BEFORE PROVISION FOR INCOME TAXES	3,275	3,655	13,133	11,720

PROVISION FOR INCOME TAXES	1,063	1,499	4,279	3,934

NET INCOME	$2,212	$2,156	$8,854	$7,786

Weighted average shares outstanding - Basic	7,972	7,688	7,869	7,550
Weighted average shares outstanding - Diluted	8,104	7,921	8,013	7,787

Earnings per share - Basic	$0.28	$0.28	$1.13	$1.03
Earnings per share - Diluted	$0.27	$0.28	$1.11	$1.00